                              Chrysler Corporation

                        TERM SALES AND SERVICE AGREEMENT

Fair Chrysler Plymouth Partnership t/a Danbury Fair Dodge located at 100B Federal Road, Danbury, Connecticut a(n) Partnership hereinafter called DEALER, and Chrysler Corporation, a Delaware corporation, hereinafter sometimes referred to as "CC", agree as follows:

INTRODUCTION

The purpose of the relationship established by this Term Sales and Service Agreement ("Term Agreement") is to provide a means for the sale and service of specified CC vehicles and the sale of CC vehicle parts and accessories in a manner that will maximize customer satisfaction and be of benefit to DEALER and CC.

While the following provisions, each of which is material, set forth the undertakings of this relationship, the success of those undertakings rests on a recognition of the mutuality of interests of DEALER and CC, and a spirit of understanding and cooperation by both parties in the day to day performance of their respective functions. As result of such considerations, CC has entered into this Term Agreement in reliance upon and has placed its trust in the personal abilities, expertise, knowledge and integrity of DEALER's principal owners and management personnel, which CC, anticipates will enable DEALER to perform the personal services contemplated by this Term Agreement.

It is the mutual goal of this relationship to promote the sale and service of specified CC products by maintaining and advancing their excellence and reputation by earning, holding and furthering the public regard for CC and all CC dealers.

DEALER acknowledges that CC is relying upon DEALER to provide representation which conforms to the standards set forth herein and in the Additional Terms and Provisions of the Chrysler Corporation Sales and Service Agreement (Terms and Provisions), which are incorporated herein by reference in Paragraph 5 of this Term Agreement.

DEALER wishes an opportunity to qualify for the standard Chrysler Corporation Sales and Service Agreement for specified CC vehicle and understands that, for this purpose, DEALER must first fulfill all of DEALER's undertakings hereinafter described.

1.   PRODUCTS COVERED

DEALER has the right to order and purchase from CC and to sell at retail only those specific models of CC vehicles, sometimes referred to as "specified CC vehicles," listed on the Motor

Vehicle Addendum, attached hereto and incorporated herein by reference. CC may change the models of CC vehicles listed on the Motor Vehicle Addendum by furnishing DEALER a superseding Motor Vehicle Addendum. Such a superseding Motor Vehicle Addendum will not be deemed or construed to be an amendment to this Term Agreement.

2.   DEALERS'S MANAGEMENT

CC has entered into this Term Agreement relying on the active, substantial and continuing personal participation in the management of DEALER's organization by:

     NAME                               POSITION

Thomas Campbell               General Manager/Dealer Principal


DEALER represents and warrants that at least one of the above named individuals will be physically present at DEALER's facility (sometimes referred to as "Dealership Facilities") during most of its operating hours and will manage all of DEALER's business relating to the sale and service of CC products. DEALER will not change the personnel holding the above described position(s) or the nature and extent of his/her/their management participation without the prior written approval of CC.

3.   DEALER'S CAPITAL STOCK OR PARTNERSHIP INTEREST

If DEALER is a corporation or partnership, DEALER warrants that the persons named below own beneficially the capital stock or partnership interest of DEALER in the percentages indicated below. DEALER warrants that there will be no change affecting more than 50% of the ownership interest of DEALER, nor will there be any other change in the ownership interest of DEALER, which may affect the managerial control of DEALER without CC's prior written approval.


     Name                     Voting      Non-Voting    Partnership    Active
                              Stock         Stock         Interest     Yes/No

DiFeo Partnership, Inc.                                       70%         No


JS2, Inc.                                                     30%         No

Total                                                        100%

4.   SALES LOCALITY

DEALER shall have the non-exclusive right, subject to the provisions of this Term Agreement, to purchase from CC those new specified CC vehicles, vehicle parts, accessories and other CC products for resale at the DEALER's facilities and location described in the Dealership Facilities and Location Addendum, attached hereto and incorporated herein by reference. DEALER will actively and effectively sell and promote the retail sale of specified CC vehicles, vehicle parts and accessories in DEALER's Sales Locality. As used herein, "Sales Locality" shall mean the area designated in writing to DEALER by CC from time to time as the territory of DEALER's responsibility for the sale of specified CC vehicles, vehicle parts and accessories, although DEALER is free to sell said products to customers wherever they may be located. Said Sales Locality may be shared with other CC dealers of the same line-make as CC determines to be appropriate.

5.   ADDITIONAL TERMS AND PROVISIONS

The additional terms and provisions set forth in the document entitled "Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions" marked "Form 91 (C-P-D)," as may hereafter be amended from time to time, insofar as they are not inconsistent with the terms, provisions and conditions of this Term Agreement, constitute a part of this Term Agreement with the same force and effect as if set forth at length herein, and the term "this Term Agreement" includes said Additional Terms and Provisions.

6. FORMER AGREEMENTS, REPRESENTATIONS, WAIVERS, STATEMENTS, MODIFICATIONS OR AMENDMENT

This Chrysler Corporation Term Agreement and other documents, (or their successors as specifically provided for herein) which are specifically incorporated herein by reference is the entire agreement between the parties relating to the purchase by DEALER of those new specified CC vehicles, parts and accessories from CC for resale; and it cancels and supersedes all earlier agreements, written or oral, between CC and DEALER relating to the purchase by DEALER of specified CC vehicles, parts and accessories, except for (a) amounts owing by CC to DEALER, such as payments for warranty service performed and incentive programs, or (b) amounts owing by DEALER to CC due to DEALER's purchase from CC of vehicles, parts, accessories and other goods or services, or
(c) amounts DEALER owes to CC as a result of other extensions of credit by CC to DEALER.

No representations or statements, other than those expressly set forth herein or those set forth in the applications for this Term Agreement submitted to CC by DEALER or DEALER's representatives, are made or relied upon by any party hereto in entering into this Term Agreement.

No waiver, modification or change of any of the terms of this Term Agreement or change or erasure of any printed part of this Term Agreement or addition to it (except the filling in of blank spaces and lines) will be valid or binding on CC unless approved in writing by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation.

DEALER and CC recognize that the passage of time, changes in the industry, ways of doing business and other unforeseen circumstances may cause CC to determine that it should amend all Chrysler Corporation Sales and Service Agreements pertaining to specified CC vehicles. Therefore, CC will have the right to amend this Term Agreement to the extent that CC deems advisable, provided that CC makes the same amendment in Chrysler Corporation Sales and Service Agreements pertaining to specified CC vehicles generally. Each such amendment will be issued in a notice sent by certified mail or delivered in person to DEALER and signed by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation. Thirty-five (35) days after mailing or delivery of such notice to DEALER, this Term Agreement will be deemed amended in the manner and to the extent set forth in the notice.

7.   ARBITRATION

Any and all disputes arising out of or in connection with the interpretation, performance or non-performance of this Term Agreement or any and all disputes arising out of or in connection with transaction in any way related to this Term Agreement (including, but not limited to, the validity, scope and enforceability of this arbitration provisions, or disputes under rights granted pursuant to the statutes of the state in which DEALER is licensed) shall be finally and completed resolved by arbitration pursuant to the arbitration laws of the United States of America as codified in Title 9 of the United States Code, Sections 1-14, under the Rules of Commercial Arbitration of the American Arbitration Association (hereinafter referred to as the "Rules") by a majority vote of a panel of three arbitrators. One arbitrator will be selected by DEALER (DEALER's arbitrator). One arbitrator will be selected by CC (CC's arbitrator). These arbitrators must be selected by the respective parties within ten (10) business days after receipt by either DEALER or CC of a written notification from the other party of a decision to arbitrate a dispute pursuant to this Term Agreement. Should either CC or DEALER fail to select an arbitrator within said ten-day period, the party who so fails to select an arbitrator will have its arbitrator selected by the American Arbitrator Association upon the application of the other party. The third arbitrator must be an individual who is familiar with business transactions and be a licensed attorney admitted to the practice of law within the United States of America, or a judge. The third arbitrator will be selected by DEALER's and CC's arbitrators. If said arbitrators cannot agree on a third arbitrator within thirty (30) days from the date of the appointment of the last selected arbitrator, then either DEALER's or CC's arbitrator may apply to the American Arbitration Association to appoint said third arbitrator pursuant to the criteria set forth above. The arbitration panel shall conduct the proceedings pursuant to the then existing Rules.

Notwithstanding the foregoing, to the extent any provision of the Rules conflict with any provision of this Paragraph 7, the provisions of this Paragraph 7 will be controlling.

CC and DEALER agree to facilitate the arbitration by: (a) each party paying to the American Arbitration Association one-half (1/2) of the required deposit before the proceeding commence; (b) making available to one another and to the arbitration panel, for inspection and photocopying all documents, books and records, if determined by the arbitrator to be relevant to the dispute; (c) making available to one another and to the arbitration panel personnel directly or indirectly under their control, for testimony during hearings and prehearing proceedings if determined by the arbitration panel to be relevant to the dispute; (d) conducting arbitration hearings to the greatest extent possible on consecutive business days; and (e) strictly observing the time periods established by the Rules or by the arbitration panel for the submission of evidence and of briefs.

Unless otherwise agreed to by CC and DEALER, a stenographic record of the arbitration shall be made and a transcript thereof shall be ordered for each party, with each party paying one-half (1/2) of the total cost of such recording and transcription. The stenographer shall be state-certified, if certification is made by the state, and the party to whom it is most convenient shall be responsible for securing and notifying such stenographer of the time and place of the arbitration hearing(s).


If the arbitration provisions is invoked when the dispute between the parties is either the legality of terminating this Term Agreement or of adding a new CC dealer of the same line-make or relocating an existing CC dealer of the same line-make, CC will stay the implementing of the decision to terminate this Term Agreement or add such new CC dealer or approve the relocation of an existing CC dealer of the same line-make until the decision of the arbitrator has been announced, providing DEALER does not in any way attempt to avoid the obligations of this Paragraph 7, in which the case the decision at issue will be immediately implemented.

Except as limited hereby, the arbitration panel shall have all powers of law and equity, which it can lawfully assume, necessary to resolve the issues in dispute including, without limiting the generality of the foregoing, making awards of compensatory damages, issuing both prohibitory and mandatory orders in the nature of injunctions, and compelling the production of documents and witnesses for pre-arbitration discovery and/or presentation at the arbitration hearing on the merits of the case. The arbitration panel shall not have legal or equitable authority to issue a mandatory or prohibitory order which: (a) extends or has effect beyond the subject matter of this Term Agreement, or (b) will govern the activities of either party for a period of more than two years; nor shall the arbitration panel have authority to award punitive, consequential or damages whatsoever beyond or in addition to the compensatory damages allowed to be awarded under this Term Agreement.

The decision of the arbitration panel shall be in written form and shall include findings of fact and conclusions of law.

It is the intent and desire of DEALER and CC to hereby and forever renounce and reject any and all recourse to litigation before any judicial or administrative forum and to accept the award of the arbitration panel as final and binding, subject to no judicial or administrative review, except on those grounds set forth in 9 USC Section 10 and Section 11. Judgment on the award and/or orders may be entered in any court having jurisdiction over the parties or their assets. In the final award and/or order, the arbitration panel shall divide all costs (other than attorney fees, which shall be borne by the party incurring such fees and other costs specifically provided for herein) incurred in conducting the arbitration in accordance with what the arbitration panel deems just and equitable under the circumstances. The fees of DEALER's arbitrator shall be paid by DEALER. The fees of CC's arbitrator shall be paid by CC.

8.   EFFECTIVE DATE, NECESSARY CONDITIONS, TERMINATION

This Term Agreement will become effective on the date of execution hereof and, if not previously terminated as provided herein or in Paragraph 28 of said Terms and Provisions, will continue in effect until ______________________, at which time this Term Agreement will terminate automatically without notice to or by either party.

If the Term Agreement is not terminated as provided herein or in Paragraph 28 of said Terms and Provisions, and thus continues in effect for the period set forth in the immediately foregoing Paragraph, CC, at the expiration of such period, will enter into the standard Chrysler Corporation Sales and Service Agreement current at the date of said expiration, for such specified CC vehicles with DEALER, provided that DEALER has fulfilled each and every condition set forth in subparagraphs 8(A) through 8(F) set forth below, which Dealer understands and agrees to be reasonable and necessary and DEALER has otherwise complied with all of the provisions of this Term Agreement. Furthermore, DEALER fully understands and agrees that DEALER's failure to meet any of the conditions set forth in subparagraphs 8(A) through 8(F) including, without limiting the generality of the foregoing, failure to meet those conditions within the time period, if any, specifically set forth in each condition, is grounds for termination of this Term Agreement upon sixty (60) days' written notification to DEALER by CC as if failure to meet said conditions were specifically set forth under Paragraph 28 of said Terms and Provisions.

8(A) DEALER shall provide CC regularly, on forms satisfactory to CC, a monthly financial statement of DEALER's vehicle business by the tenth (10th) day of the month following the month covered by each statement.



                 SEE ATTACHMENT TO SALES AGREEMENT INCORPORATED

                              HEREIN BY REFERENCE.



8(F) DEALER is otherwise qualified for such (a) standard CC Sales and Service Agreement(s).


9.   NO OBLIGATION OR TERMINATION

If DEALER fails to carry out fully the terms, provisions, obligations, and conditions of this Term Agreement, then CC, whether or not it has pursued other remedies, shall have not obligation to DEALER to extend this Term Agreement in whole or in part or to enter into any standard Chrysler corporation Sales and Service Agreement with DEALER or any other obligation of any kind.

The termination or expiration of this Term Agreement in any manner shall not impose upon CC any liability or obligations under Paragraph 30 ("Disposition of Dealer's Premises"), Paragraph 32 ("Successors to Dealer") and Paragraph 33 ("Surviving Spouse's Financial Interest") of said Terms and Provisions or any liability or obligation of any kind.

DEALER acknowledges that DEALER has read each and every term, provision and condition of this Term Agreement and that DEALER understands and accepts all such terms, provisions and conditions.

10.  SIGNATURE

This Term Agreement becomes valid only when signed by the President or a Vice President or the National Dealer Placement Manager of Chrysler Corporation and by a duly authorized officer or executive of DEALER if a corporation; or by one of the general partners of DEALER if a partnership; or by DEALER if an individual.

IN WITNESS WHEREOF, the parties hereto have signed this Term Agreement which is finally executed at Detroit, Michigan, in triplicate, on August 16,1995.

Fair Chyrsler Plymouth Partnership
b/a Danbury Fair Dodge
--------------------------------------------
 (DEALER Firm Name and D/B/A, if applicable)


By /s/ Carl Spielvogel
  ------------------------------------------
   (Individual Duly Authorized to Sign)


--------------------------------------------
                (Title)


           CHRYSLER CORPORATION

By /s/ Illegible
  ------------------------------------------

National Dealer Placement Manager
--------------------------------------------
                (Title)

                          ATTACHMENT TO TERM AGREEMENT

FAIR CHRYSLER PLYMOUTH PARTNERSHIP
T/A DANBURY FAIR DODGE

PARAGRAPH 8

          (B) DEALER shall (a) within twenty-four (24) months after this Agreement becomes effective, achieve a three (3) month Customer Satisfaction Index ("CSI") score which is equal to or greater than the average rating for the National Sales level group in which each dealership is included within its dealership's sales zone, and (b) after DEALER has achieved the above rating at any of its dealerships within the time period allowed, DEALER will maintain or exceed that rating at its dealership for the following consecutive twelve (12) months.

          (C) DEALER shall make a good faith effort to ensure that by December 31, 1995, all service personnel have completed forty (40) hours of technical training program(s) offered to Chrysler dealers. For service personnel hired late in 1995, DEALER shall make a goof faith effort to begin and complete as much of the technical training as possible by December 31, 1995. Subsequent to 1995, DEALER shall act in good faith to train all of its service personnel in accordance with the standard objectives set by Chrysler Corporation for the training of all dealer service personnel. A good faith effort as used in this paragraph is to be determined by the Chrysler Zone Manager.

          (D) DEALER shall make a good faith effort to ensure the ninety (90) percent of the sales attend sales training and complete sales certification by July 31, 1995. Subsequent to July 31, 1995, DEALER shall act in good faith to ensure that ninety (90) percent of its sales personnel maintain and/or update their sales certification on a continuous basis. A good faith effort as used in this paragraph is to be determined by the Chrysler Zone Manager.

          (E) DEALER shall continue with the Ryan CSI program throughout 1995, and continue with the program thereafter throughout the duration of the Term Agreement whenever it is unable to maintain Customer Satisfaction Index ("CSI") scores, and Sales Satisfaction Index ("SSI") scores as defined by Chrysler Corporation programs.

                                        ________________________
                                        Signature

December 15, 1993

Mr. James G. Hetherington
Fair Chrysler Plymouth Partnership
t/a Fair Dodge
100 Federal Road
Danbury, Connecticut  06810

Dear Mr. Hetherington:

As you know, Chrysler Corporation ("CC") entered into a Dodge Dealer Agreement with your company on June 9, 1993.

Paragraph 3 of this Agreement shows the beneficial ownership of all of the capital stock or partnership interest in your company as follows:

NAME                                    OWNERSHIP INTEREST
----                                    ------------------
JS2, Inc.                                      30%
DiFeo Partnership, Inc.                        70%

In this regard, you have requested that CC make an exception to its policy that the controlling ownership interest in a dealer corporation or partnership with which it enters into Dealer Agreements must be vested in natural persons, and not corporations or partnerships.

This is to advise you that CC hereby approved the above described ownership of

                FAIR CHRYSLER PLYMOUTH PARTNERSHIP T/A FAIR DODGE

subject to, and in reliance upon

Fair Chrysler Plymouth Partnership t/a Fair Dodge
JS2, Inc.
DiFeo Partnership, Inc.
EMCO Motor Holdings, Inc.
'21' International Holdings, Inc.

agreeing that the provisions of Paragraph 28 of the Dodge Agreement executed between Fair Chrysler Plymouth Partnership t/a Fair Dodge and CC, concurrent with the signing of this letter by CC and to the extent that it refers to changes in controlling ownership interests, shall be deemed to refer to the ownership of

'21' International Holdings, Inc. and
EMCO Motor Holdings, Inc. and
DiFeo Partnership, Inc. and
JS2, Inc. as well as the ownership of
Fair Chrysler Plymouth Partnership t/a Fair Dodge.

The beneficial ownership of all the capital stock or partnership interest in JS2, Inc. is as follows:

NAME                                         % OF OWNERSHIP
----                                         --------------

Samuel X. DiFeo                                  37.5%
Joseph C. DiFeo                                  37.5%
James G. Hetherington                            25.0%

The beneficial ownership of all the capital stock or partnership interest of DiFeo Partnership, Inc. is as follows:

NAME                                         % OF OWNERSHIP
----                                         --------------

EMCO Motor Holdings, Inc.                       100.0%

The beneficial ownership of all the capital stock or partnership interest of EMCO Motor Holdings, Inc. is as follows:

NAME                                         % OF OWNERSHIP
----                                         --------------

'21' International                               34.36%
Ezra P. Mager                                     1.56%
Harvard                                          27.48%
Lion Advisors                                    17.49%
BNP                                               1.20%
Jeremy Grantham                                   1.00%
Jules Kroll                                       1.00%
Andrea Farace                                      .50%
Carl Spielvogel                                    .25%
Jerome Markowitz                                   .05%
Philip Halperin                                    .05%
Derek Lemke-von Ammon                              .025%
Frank Dunlevy                                      .025%
Thomas Sullivan                                    .01%
Options                                          15.00%
                                                -------
                                                100.000%

The beneficial ownership of all the capital stock or partnership interest of '21' International Holdings, Inc. is as follows:

NAME                       % OF OWNERSHIP    % OF VOTING CONTROL
----                       --------------    -------------------
51 Individuals, trusts
and corporations             54.7580%             23.4851%
Marshall S. Cogan            45.2420%             76.5149%

If all the above is agreeable to you, please indicate your understanding and acceptance thereof by signing the copies of this letter in the space provided below:

ACCEPTED:

     JS2, INC.

By:    /s/ [Illegible]
   -------------------------------------

DiFEO PARTNERSHIP, INC.

By:  /s/ E.P. Mager
   -------------------------------------
    EZRA P. MAGER, President

EMCO MOTOR HOLDINGS, INC.

By:  /s/ E.P. Mager
   -------------------------------------
    EZRA P. MAGER, President

'21' INTERNATIONAL HOLDINGS, INC.

By:  /s/ M.S. Cogan
   -------------------------------------
    MARSHALL S. COGAN
    Chairman of the Board

FAIR CHRYSLER PLYMOUTH PARTNERSHIP t/a FAIR DODGE

By:  /s/ E.P. Mager
   -------------------------------------
    EZRA P. MAGER, Chief Executive Officer

CHRYSLER CORPORATION

By:  /s/ [Illegible]
   -------------------------------------

Title: National Dealer Placement Manager
      ----------------------------------

Date:
     -----------------------------------